Exhibit 2-A

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “EVERY ASSETS I, LLC”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JUNE, A.D. 2022, AT 7:33 O`CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
6873202 8100 SR# 20222799600	Authentication: 203758747 Date: 06-24-22

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 07:33 PM 06/22/2022 FILED 07:33 PM 06/22/2022 SR 20222799600 - File Number 6873202	CERTIFICATE OF FORMATION OF EVERY ASSETS I, LLC

This Certificate of Formation of Every Assets I, LLC (the “Company”), is being duly executed and filed by an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.) (the “Act”).

First: The name of the Company is Every Assets I, LLC.

Second: The address of its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Company's registered agent at such address is The Corporation Trust Company.

Third: The Company is formed for the purpose of transacting any and all lawful business for which a limited liability company may be organized under the Act.

Fourth: The Company, in its limited liability company agreement, may establish one or more series pursuant to §18-215 of the Act, and, if established, then, pursuant to §18-215(b) of the Act, the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Company generally or the assets allocated to any other series of the Company, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Every Assets I, LLC this 22nd day of June, 2022.

By:	/s/ Robert Stiles
Name: Robert Stiles, Authorized Person